UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2010

ATHENS BANCSHARES CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Tennessee	1-34534	27-0920126
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

106 Washington Avenue, Athens, Tennessee 37303
(Address Of Principal Executive Offices) (Zip Code)

(423) 745-1111
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Athens Bancshares Corporation (the “Company”) was held on July 14, 2010.  The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for one year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Dr. James L. Carter, Jr.	2,120,814	74,390	356,060
Larry D. Wallace	1,852,491	342,713	356,060

The following individuals were elected as directors of the Company, to serve for two year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Elaine M. Cathcart	2,118,300	76,904	356,060
Jeffrey L. Cunningham	2,115,700	79,504	356,060
G. Timothy Howard	1,850,732	344,472	356,060

The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
G. Scott Hannah	2,112,747	82,457	356,060
M. Darrell Murray	2,119,033	76,171	356,060
Lyn B. Thompson	2,120,605	74,599	356,060

2.	The Company’s 2010 Equity Incentive Plan was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,948,570	90,185	131,890	356,060

3.
The appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,539,861	11,403	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENS BANCSHARES CORPORATION

Date: July 16, 2010	By:	/s/ Michael R. Hutsell
Michael R. Hutsell
Treasurer and Chief Financial Officer